Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BSA Plan, Free Share Plan, and 2021 Stock Option Plan, of Nanobiotix S.A. of our report dated April 7, 2021, with respect to the consolidated financial statements of Nanobiotix S.A., included in its Annual Report, as amended, (Form 20-F/A ) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG et Autres

Paris La Défense, France
June 21, 2021